UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2007

VENTANA MEDICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20931	94-2976937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 E. Innovation Park Drive,

Tucson, Arizona 85755

(Address of Principal Executive Offices, Zip Code)

(520) 887-2155

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 5, 2007, Ventana Medical Systems, Inc. (the “Company”), pursuant to a tender offer, sold to Danaher Corporation 22.2 million shares of common stock that the Company held in Vision Systems Limited. The Company received $3.75 (Australian) for each share of Vision stock tendered. The entire purchase price received by the Company was paid in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTANA MEDICAL SYSTEMS, INC.

By:	/s/ Nicholas Malden
Nicholas Malden
Senior Vice President, Chief Financial Officer and Secretary

Date: January 8, 2007